SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                December 4, 1998


                             ATC GROUP SERVICES INC.
               (Exact name of registrant as specified in charter)


    Delaware                       1-10583                      46-0399408
------------------         ------------------------        ---------------------
(State or other            (Commission File Number)        (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)

104 East 25th Street, Tenth Floor, New York, New York                 10010
-----------------------------------------------------             --------------
(Address of principal executive offices)                            (Zip Code)

         Registrant's telephone number, including area code 212-908-9500
                                                            ------------

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 5.         Other Events

         ATC Group Services Inc. (the "Company") has recently taken actions to improve future profitability and cash flow through cost reductions, targeted growth in selective higher margin services and aggressive working capital management. The Company has implemented several actions designed to expand sales and revenue opportunities, including the restructuring of the Company's National Sales Program, expanded industry marketing and sales activities, development of improved marketing and public relations programs and increased internal communication among divisions to expand cross-selling opportunities. The Company's current annualized adjusted EBITDA "run rate" is approximately $15.5 to $16.0 million. This "run rate" reflects the impact of the cost reduction programs already implemented by the Company as well as the elimination of certain non-recurring expenses. Additionally, it is based on present revenue and backlog levels and does not reflect any specific new contract opportunities or other revenue growth. EBITDA for the first six months in fiscal 1999 was $5.2 million.

         The Company is presently pursuing several large contract opportunities and, while there is no guarantee that the Company will be awarded any of these contracts, the Company believes that, as a result of these negotiations, net revenue growth for fiscal 2000, without acquisitions, could realistically reach approximately $7 million or more. Revenue growth at this level would represent growth of approximately 5.0% over fiscal 1999 and would be consistent with recent industry average growth estimates. Based on an additional $7.0 million of net revenues, adjusted EBITDA could increase by approximately $3.0 million (using the Company's current average gross margin).

         Other profit improvement actions currently being pursued by the Company include productivity increases from expanded use of subcontractors and "flex staff." Additionally, the Company continues to evaluate other areas for specific cost reductions and cost elimination. Finally, the Company expects a favorable impact on profits from its focus on "profit-based incentives."

         While the Company remains positive about its future prospects, on a short-term basis, the Company faces


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

significant liquidity demands, which stem principally from acquisition notes payable, term note principal payments and subordinated note interest. In addition, since December 4, 1998 there have existed certain Events of Default regarding the maintenance of financial ratios under the Company's senior secured credit facility. These Events of Default constitute Defaults under the indenture relating to the Company's senior subordinated notes. The Company is pursuing a number of alternatives to restructure its short term cash requirements and access additional financing or credit support.

         The Company has had a number of discussions with the lenders under its senior secured revolving credit facility regarding an increase in the borrowing base under such facility. To date such lenders have been unwilling to increase available borrowings under the revolving credit facility beyond the $15 million limit and have indicated that they do not intend to increase such limit in the future unless the Company's financial position significantly improves.

         The Company is currently in discussions with the holders of certain of its acquisition notes payable regarding the extension of certain acquisition note payments currently scheduled to become due in the fourth quarter. To date, the holders of these acquisition notes payable have indicated that they will not extend any of the fourth quarter payments. In addition, the Company has had discussions with its principal shareholders and their affiliates regarding additional equity financing and credit support. The principal shareholders have indicated that they and their affiliates do not intend to provide additional equity financing to the Company. The Company's principal shareholders have also indicated that they or their affiliates are considering, under certain circumstances, providing additional credit support to the Company through the purchase of outstanding Company indebtedness, in the open market, pursuant to negotiated transactions or otherwise. There can be no assurance that the Company will be successful in restructuring its outstanding acquisition note payments or receive any credit support from its principal shareholders or their affiliates, whether pursuant to the purchase of outstanding Company indebtedness or otherwise.

         Unless the Company is able to restructure its short-term cash requirements or access additional financing or


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

credit support, based on current projections, the Company's cash needs through the fiscal year end of February 28, 1999 will exceed its available resources and the Company will not have sufficient cash to pay all these short-term cash requirements, including the January 15, 1999 $6.0 million interest payment on its $100 million aggregate principal amount of senior subordinated notes.

                                      * * *

         This Form 8-K contains "forward-looking" statements within the meaning of the Securities Litigation Reform Act of 1995, including, without limitation, those concerning: the Company's future profitability and cash flow; the ability of the Company to expand sales; the ability of the Company to achieve revenue and cross selling opportunities; future net revenues and adjusted EBITDA; the effect on profits from the Company's focus on "profit-based incentives"; the ability of the Company to meet its short-term cash needs, including the ability to make the January 15, 1999 $6.0 million interest payment on its senior subordinated notes; statements regarding the intentions of the lenders under the Company's senior secured credit facility; and statements regarding any additional financing or credit support from the Company's principal shareholders or their affiliates. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as: the demand for the Company's services; the impact of cost reductions on revenues; utilization rates of Company personnel; changes in the pricing environment; general economic conditions in the Company's markets; competitors' actions; accuracy of assumptions regarding savings from restructuring activities; the status and effectiveness of the Company's Year 2000 efforts; the ability to successfully restructure future cash payments, particularly in the short-term; whether or not the Company receives any credit assistance from its principal shareholders or their affiliates, whether pursuant to the purchase of outstanding Company indebtedness or otherwise; and other risks described in the Company's filings with the Securities and Exchange Commission.



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




                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                            By: /s/ Paul J. Grillo
                                               ----------------------------
                                               Name:   Paul J. Grillo
                                               Title:  Chief Financial Officer


Date:   December 15, 1998







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